EXPLANATORY NOTE

Virtuoso Surgical, Inc. has prepared this Amendment No. 1 to the Form 1-A filed on June 21, 2022 solely for the purpose of filing an updated Consent of Independent Public Accounting Firm as Exhibit 11.1.

PART III

EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit
1.1	Exclusive Placement Agent Agreement between the Company and C2M Securities, LLC, dated May 16, 2022**
2.1	Charter of Virtuoso Surgical, Inc.*
2.2	Amended Corporate Bylaws of Virtuoso Surgical, Inc.*
4.1	Form of Subscription Agreement for Regulation A, Tier 2, Offering**
6.1	Technology Licensing - Platform Agreement between the Company and Capital2Market, LLC, dated April 1, 2022**
6.2	Non-Exclusive License Agreement with Johns Hopkins University, effective May 11, 2016*
6.3	License Agreement with Vanderbilt University, effective May 15, 2016*
6.4	Employment Agreement with Richard Hendrick, dated September 7, 2017*
6.5	Employment Agreement with C. Mark Pickrell, dated September 7, 2017*
6.6	Employment Agreement with S. Duke Herrell, dated April 1, 2022**
11.1	Consent of Blankenship CPA Group, PLLC, Independent Public Accounting Firm***
11.2	Consent of Waller, Lansden, Dortch & Davis, LLP (included in Exhibit 12.1)**
12.1	Opinion of Waller, Lansden, Dortch & Davis, LLP**

* Previously filed as an exhibit to the Virtuoso Surgical, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11136) and incorporated herein by reference.

** Previously filed as an exhibit to the Virtuoso Surgical, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11915) and incorporated herein by reference.

*** Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nashville, Tennessee on September 6, 2022.

VIRTUOSO SURGICAL, INC.

By:	/s/ S. Duke Herrell, M.D.
S. Duke Herrell, M.D.
Interim Chief Executive Officer, Chief Medical Officer, and Director (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ S. Duke Herrell	Interim Chief Executive Officer, Chief Medical Officer, and Director	September 6, 2022
S. Duke Herrell	(principal executive officer)

/s/ C. Mark Pickrell	General Counsel, Chief Administrative Officer, Secretary, and Director	September 6, 2022
C. Mark Pickrell	(principal financial officer and principal accounting officer)

/s/ Robert Webster, III	President, Chief Technology Officer, and Director	September 6, 2022
Robert Webster, III

/s/ Richard Hendrick	Chief Operating Officer and Chairman of the Board of Directors	September 6, 2022
Richard Hendrick